EXHIBIT 21

                                MAXXAM INC.

                  PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

          Listed below are MAXXAM Inc.'s principal subsidiaries and the jurisdiction of their incorporation or organization. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


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                                                       State or
                                                     Province of
                                                    Incorporation
                                                          or
                       Name                         Organization
--------------------------------------------------  -------------

ALUMINUM OPERATIONS
     Alpart Jamaica Inc.                            Delaware
     Alumina Partners of Jamaica (partnership)      Delaware
     Anglesey Aluminium Limited                     United
                                                    Kingdom
     Kaiser Alumina Australia Corporation           Delaware
     Kaiser Aluminum Corporation                    Delaware
     Kaiser Aluminium International, Inc.           Delaware
     Kaiser Aluminum & Chemical Corporation         Delaware
     Kaiser Aluminum & Chemical of Canada Limited   Ontario
     Kaiser Bauxite Company                         Nevada
     Kaiser Finance Corporation                     Delaware
     Kaiser Jamaica Bauxite Company (partnership)   Jamaica
     Kaiser Jamaica Corporation                     Delaware
     Queensland Alumina Limited                     Queensland
     Volta Aluminium Company Limited                Ghana
FOREST PRODUCTS OPERATIONS
     Britt Lumber Co., Inc.                         California
     MAXXAM Group Inc.                              Delaware
     MAXXAM Properties Inc.                         Delaware
     Salmon Creek Corporation                       Delaware
     Scotia Pacific Holding Company                 Delaware
     The Pacific Lumber Company                     Delaware
REAL ESTATE OPERATIONS
     Horizon Corporation                            Delaware
     MAXXAM Property Company                        Delaware
     MCO Properties Inc.                            Delaware
     MCO Properties L.P. (limited partnership)      Delaware
     MXM General Partner, Inc.                      Delaware
     MXM Mortgage L.P. (limited partnership)        Delaware
     Palmas del Mar Properties, Inc.                Delaware
RACE PARK OPERATIONS
     New SHRP Acquisition, Inc.                     Delaware
     SHRP General Partner, Inc.                     Texas
     Sam Houston Entertainment Corp.                Texas
     Sam Houston Race Park, Ltd. (limited
          partnership)                              Texas
OTHER
     MAXXAM Group Holdings Inc.                     Delaware



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